                                                                    Exhibit 4.12






                               WARRANT AGREEMENT

                                    for the

                            Purchase of Common Stock

                                 By and Between

                          DEEPTECH INTERNATIONAL INC.


                                      and


                                THOMAS P. TATHAM


                                  Dated as of
                                January 23, 1997

                               TABLE OF CONTENTS


1.     DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2

2.     ISSUANCE AND EXERCISE OF WARRANT   . . . . . . . . . . . . . . . . .    7
       2.1    Issuance of Warrants.   . . . . . . . . . . . . . . . . . . .    7
       2.2    Manner of Exercise.   . . . . . . . . . . . . . . . . . . . .    7
       2.3    Payment of Taxes.   . . . . . . . . . . . . . . . . . . . . .    9
       2.4    Fractional Shares.  . . . . . . . . . . . . . . . . . . . . .   10
       2.5    Continued Validity.   . . . . . . . . . . . . . . . . . . . .   10

3.     TRANSFERS, DIVISION AND COMBINATION  . . . . . . . . . . . . . . . .   10
       3.1    Transfer.   . . . . . . . . . . . . . . . . . . . . . . . . .   10
       3.2    Division and Combination.   . . . . . . . . . . . . . . . . .   11
       3.3    Expenses.   . . . . . . . . . . . . . . . . . . . . . . . . .   11
       3.4    Maintenance of Books.   . . . . . . . . . . . . . . . . . . .   11

4.     ADJUSTMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
       4.1    Stock Dividends, Subdivisions and Combinations.   . . . . . .   12
       4.2    Certain Other Distributions   . . . . . . . . . . . . . . . .   12
       4.3    Issuance of Additional Shares of Stock  . . . . . . . . . . .   13
       4.4    Issuance of Warrants or Other Rights  . . . . . . . . . . . .   14
       4.5    Issuance of Convertible Securities  . . . . . . . . . . . . .   14
       4.6    Superseding Adjustment  . . . . . . . . . . . . . . . . . . .   15
       4.7    Other Provisions Applicable to Adjustments Under This
              Section   . . . . . . . . . . . . . . . . . . . . . . . . . .   15
       4.8    Reorganization, Reclassification, Merger, Consolidation or
              Disposition of Assets   . . . . . . . . . . . . . . . . . . .   17

5.     NOTICES TO WARRANT HOLDERS   . . . . . . . . . . . . . . . . . . . .   18
       5.1    Notice of Adjustments   . . . . . . . . . . . . . . . . . . .   18
       5.2    Notice of Certain Corporate Action  . . . . . . . . . . . . .   18

6.     REPRESENTATIONS AND WARRANTIES   . . . . . . . . . . . . . . . . . .   19

7.     CERTAIN COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . .   20
       7.1    No Impairment   . . . . . . . . . . . . . . . . . . . . . . .   20
       7.2    Reservation and Authorization of Common Stock;
              Registration with, or Approval of, any Governmental
              Authority   . . . . . . . . . . . . . . . . . . . . . . . . .   20

8.     TAKING OF RECORD; STOCK AND WARRANT TRANSFER BOOKS . . . . . . . . . . 21

9.     RESTRICTIONS ON TRANSFERABILITY  . . . . . . . . . . . . . . . . . .   21
       9.1    Restrictive Legend  . . . . . . . . . . . . . . . . . . . . .   21
       9.2    Notice of Proposed Transfers; Requests for Registration   . .   22
       9.3    Required Registration   . . . . . . . . . . . . . . . . . . .   23
       9.4    Incidental Registration   . . . . . . . . . . . . . . . . . .   23
       9.5    Registration Procedures   . . . . . . . . . . . . . . . . . .   24
       9.6    Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . .   25





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

       9.7    Indemnification and Contribution  . . . . . . . . . . . . . .   26
       9.8    Termination of Restrictions   . . . . . . . . . . . . . . . .   29
       9.9    Listing on Securities Exchange  . . . . . . . . . . . . . . .   29
       9.10   Selection of Managing Underwriter   . . . . . . . . . . . . .   30

10.    SUPPLYING INFORMATION  . . . . . . . . . . . . . . . . . . . . . . .   30

11.    LOSS OR MUTILATION   . . . . . . . . . . . . . . . . . . . . . . . .   30

12.    OFFICE OF DEEPTECH   . . . . . . . . . . . . . . . . . . . . . . . .   30

13.    APPRAISAL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30

14.    LIMITATION OF LIABILITY; NO RIGHTS AS STOCKHOLDER . . . . . . . . . . .31

15.    MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .31
       15.1   Nonwaiver and Expenses  . . . . . . . . . . . . . . . . . . .   31
       15.2   Notice Generally  . . . . . . . . . . . . . . . . . . . . . .   31
       15.3   Indemnification   . . . . . . . . . . . . . . . . . . . . . .   32
       15.4   Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . .   33
       15.5   Successors and Assigns  . . . . . . . . . . . . . . . . . . .   33
       15.6   Amendment   . . . . . . . . . . . . . . . . . . . . . . . . .   33
       15.7   Severability  . . . . . . . . . . . . . . . . . . . . . . . .   33
       15.8   Headings  . . . . . . . . . . . . . . . . . . . . . . . . . .   33
       15.9   Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND
              CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS
              OF THE STATE OF NEW YORK.

       15.10  Consent to Jurisdiction and Venue   . . . . . . . . . . . . .   34

Schedule of Exhibits:

       Exhibit A     Form of Warrant Certificate
       Exhibit B     Shares Subject to Outstanding Warrants,
                            Options, Conversion Rights, Etc.
       Exhibit C     Form of DeepTech Note
       Exhibit D     Form of FPS Note

              THIS WARRANT AGREEMENT AND THE SECURITIES PROVIDED FOR HEREIN HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT, THE RULES AND REGULATIONS PROMULGATED THEREUNDER, ANY SUCH STATE SECURITIES LAWS OR THE PROVISIONS OF THIS WARRANT AGREEMENT


                               WARRANT AGREEMENT


       THIS WARRANT AGREEMENT, dated as of January 23, 1997 (the "Agreement"), is entered into by and between DEEPTECH INTERNATIONAL INC., a Delaware corporation ("DeepTech"), and Thomas P. Tatham ("Tatham").

                              W I T N E S E T H :

       WHEREAS, FPS II, Inc. ("FPS"), a subsidiary of DeepTech, as maker, has issued that certain promissory note dated November 8, 1994 in the original principal amount of $1,650,000 payable to the order of Wilrig (as the same has been and may be amended, supplemented or otherwise modified from time to time, the "FPS Note"); and

       WHEREAS, DeepTech, as maker, has issued that certain promissory note dated November 8, 1994 in the original principal amount of $9,350,000 payable to the order of Wilrig AS ("Wilrig") (as the same has been and may be amended, supplemented or otherwise modified from time to time, the "DeepTech Note" which, together with the FPS Note, may hereinafter be referred to as the "Notes"); and

       WHEREAS, in order to induce Wilrig to act as holder under the Notes, DeepTech has agreed to execute and deliver this Agreement and to issue to Wilrig the warrants herein described;

       WHEREAS, on January 23, 1997, Wilrig assigned the DeepTech Note to BT Securities Corporation ("BT") and Tatham assigned certain promissory notes issued by DeepTech to Tatham (the "Tatham Notes") to BT;

       WHEREAS, in connection with the BT transaction described above, Wilrig assigned the 1,100,000 Warrants to BT and BT delivered them to DeepTech for assignment to Tatham pursuant to this Agreement;

       NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties hereby stipulate and agree as follows:


1.     DEFINITIONS

As used in this Agreement, the following terms have the respective meanings set forth below:

       "Additional Shares of Common Stock" shall mean all shares of Common Stock issued by DeepTech after the Closing Date, other than Warrant Stock.

       "Affiliate" shall mean as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" (including the terms "controlled by" and "under common control with"), as used with respect to any Person, means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities or by contract or otherwise; and the terms "controlled" and "controlling" have the meanings correlative to the foregoing.

       "Agreement" shall mean this Warrant Agreement.

       "Appraised Value" shall mean, in respect of any share of Common Stock on any date herein specified, the fair saleable value of such share of Common Stock (determined without giving effect to the discount for (i) a minority interest or (ii) any lack of liquidity of the Common Stock or to the fact that DeepTech may have no class of equity registered under the Exchange Act) as of the last day of the most recent fiscal month to end within 60 days prior to such date specified, based on the value of DeepTech, as determined by an investment banking firm (selected pursuant to the terms of Section 13) in accordance with such firm's customary practices (including, if appropriate, taking into account the fact that DeepTech is privately held), divided by the number of Outstanding shares of Common Stock, after giving pro forma effect to the exercise or conversion of all exercisable or Convertible Securities (including the Warrants) for Common Stock and the payment of the exercise or conversion price therefor.

       "Book Value" shall mean, in respect of any share of Common Stock on any date herein specified, the consolidated book value of DeepTech as of the last day of any month immediately preceding such date, divided by the number of Outstanding shares of Common Stock, after giving pro forma effect to the exercise or conversion of all exercisable or Convertible Securities (including the Warrants) for Common Stock and the payment of the exercise or conversion price therefor, as determined in accordance with GAAP by any firm of independent certified public accountants of recognized national standing selected by DeepTech and reasonably acceptable to the Required Holders.

       "Business Day" shall mean any day that is not a Saturday or Sunday or a day on which banks are required or permitted to be closed in the State of New York.

       "Closing Date" shall mean the date hereof.

       "Commission" shall mean the Securities and Exchange Commission or any other federal agency then administering the Securities Act and other federal securities laws.

       "Common Stock" shall mean the common stock, $.01 par value per share, of DeepTech, as constituted on the Closing Date, and any capital stock into which such Common Stock may thereafter be changed, and shall also include (i) capital stock of DeepTech of any other class (regardless of how denominated) issued to the holders of shares of Common Stock upon any reclassification thereof which is also not preferred as to dividends or assets over any other class of stock of DeepTech and which is not subject to redemption and (ii) shares of common stock of any successor or acquiring corporation (as defined in Section 4.8) received by or distributed to the holders of Common Stock of DeepTech in the circumstances contemplated by Section 4.8.

       "Convertible Securities" shall mean evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable, with or without payment of additional consideration in cash or property, for Additional Shares of Common Stock, either immediately or upon the occurrence of a specified date or a specified event.

       "Current Market Price" shall mean, in respect of any share of Common Stock on any date herein specified, (a) if there shall then be a public market for the Common Stock, the average of the daily market prices for 10 consecutive Business Days commencing 25 days before such date; the daily market price for each such Business Day being (i) the last sale price on such day on the principal stock exchange on which such Common Stock is then listed or admitted to trading, (ii) if no sale takes place on such day on any such exchange, the average of the last reported closing bid and asked prices on such day as officially quoted on any such exchange, (iii) if the Common Stock is not then listed or admitted to trading on any stock exchange, the average of the last reported closing bid and asked prices on such day in the over-the-counter market, as furnished by the National Association of Securities Dealers Automatic Quotation System or the National Quotation Bureau, Inc., (iv) if neither such corporation at the time is engaged in the business of reporting such prices, as furnished by any similar firm then engaged in such business, or (v) if there is no such firm, as furnished by any member of NASD selected by DeepTech; or (b) at any time that there is a public market for the Common Stock, the fair market value per share of Common Stock on such date as determined reasonably and in good faith by the board of directors of DeepTech (determined without giving effect to any discount for a minority interest, any restrictions on transferability or any lack of liquidity of the Common Stock or to the fact that DeepTech has no class of equity registered under the Exchange Act), such fair market value to be determined by reference to the cash price that would be paid between a fully informed buyer and seller under no compulsion to buy or sell, provided that (i) if Current Market Price is being determined in connection with an issuance of shares of Common Stock, solely to one or more Affiliates of DeepTech, then if so requested by the Required Holders, Current Market Price shall be the Appraised Value; and (ii) Current Market Price shall never be less than Book Value.

       "Current Warrant Price" shall mean, in respect of a share of Common Stock at any date herein specified, $10.00 per share of Common Stock.

       "DeepTech" shall have the meaning ascribed thereto in the heading of this Agreement.

       "DeepTech Note" shall have the meaning ascribed thereto in the recitals of this Agreement.

       "DeepTech Note Holder" shall mean the holder of the DeepTech Note from time to time under the terms of the DeepTech Note. As of the Closing Date, Wilrig is the sole DeepTech Note Holder.

       "Demanding Security Holder" shall have the meaning set forth in Section 9.4.

       "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

       "Exercise Period" shall mean the period during which the Warrants are exercisable pursuant to Section 2.2.

       "Expiration Date" shall mean November 7, 1997.

       "FPS" shall have the meaning ascribed thereto in the recitals of this Agreement.

       "FPS Note" shall have the meaning ascribed thereto in the recitals of this Agreement.

       "FPS Note Holder" shall mean the holder of the FPS Note from time to time under the terms of the FPS Note. As of the Closing Date, Wilrig is the sole FPS Note Holder.

       "GAAP" shall mean generally accepted accounting principles in the United States of America as from time to time in effect.

       "NASD" shall mean the National Association of Securities Dealers, Inc., or any successor thereto.

       "Notes" shall have the meaning ascribed thereto in the recitals of this Agreement.

       "Note Holder" shall mean the DeepTech Note Holder and the FPS Note Holder, collectively. As of the Closing Date, Wilrig is the sole Note Holder.

       "Other Property" shall have the meaning set forth in Section 4.8.

       "Outstanding" shall mean, when used with reference to Common Stock, at any date as of which the number of shares thereof is to be determined, all issued shares of Common Stock, except shares then owned or held by or for the account of DeepTech or any Subsidiary, and shall include all shares issuable in respect of outstanding scrip or any certificates representing fractional interests in shares of Common Stock.

       "Permitted Issuances" shall mean (i) the issuance of shares of Common Stock upon exercise of the Warrants, (ii) the issuance of shares of Common Stock pursuant to the securities identified on Exhibit B hereto, (iii) the issuance of shares relating to any benefit plan, stock option plan or any other compensation plan offered solely to DeepTech's officers, directors and/or employees, (iv) the issuance of shares of Common Stock as consideration for the purchase of any property, stock, business or securities from any Person who is not an Affiliate of DeepTech immediately prior to such transaction whether such shares are issued directly by DeepTech or a Subsidiary of DeepTech in connection with any merger, consolidation or other business combination, (v) if there shall then be a public market for the Common Stock, the issuance of shares of Common Stock upon receipt by DeepTech of the Current Market Price therefor as described in clause (a) of the definition of "Current Market Price" and (vi) if there shall then be no public market for the Common Stock, the issuance of shares of Common Stock, warrants or Convertible Securities on terms that are at least as favorable to DeepTech as terms that could be obtained in an arm's length transaction with third Persons not Affiliates of DeepTech and for consideration equal to the fair value of such shares as determined in good faith by a majority of disinterested members of the board of directors of DeepTech.

       "Person(s)" shall mean any individual, sole proprietorship, partnership, joint venture, trust, limited liability company, incorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

       "Registrable Securities" shall mean, at any particular time and as to each Warrant Holder, (i) all shares of common stock issuable upon the exercise of such Warrant Holder's Warrants and (ii) all of such Warrant Holder's issued and outstanding Warrant Stock.

       "Registration Expenses" shall have the meaning set forth in Section 9.6.

       "Registration Statement" shall have the meaning set forth in Section
9.5.

       "Required Holders" shall mean the Warrant Holders, other than the Company and its Affiliates, of Warrants exercisable for an amount exceeding 50% of the aggregate number of shares of Common Stock then purchasable upon exercise of all Warrants (other than any held by DeepTech or its Affiliates), whether or not exercisable.

       "Requirement of Law" shall mean, as to any Person, any requirement contained in any certificate of incorporation, bylaws, or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other governmental authority, in each case applicable to or binding such Person or any of the property or to which such Person or any of its property is subject.

       "Restricted Common Stock" shall mean shares of Common Stock which are, or which upon their issuance on the exercise of a Warrant would be, evidenced by a certificate bearing the restrictive legend set forth in Section 9.1.

       "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

       "Subsidiary" shall mean any Person of which an aggregate of more than 50% of the outstanding stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other managers of such Person (irrespective of whether, at the time, stock or other ownership interests of any other class or classes of such Person shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by DeepTech and/or one or more Subsidiaries of DeepTech.

       "Tatham" shall have the meaning ascribed thereto in the heading of this Agreement.

       "Transfer Notice" shall have the meaning set forth in Section 9.2.

       "Warrant Certificate" shall mean a certificate evidencing one or more Warrants, substantially in the form of Exhibit A hereto, with such changes therein as may be required to reflect any adjustments made pursuant to Section 4.

       "Warrant Holder" shall mean each Person in whose name the Warrants are registered on the books of DeepTech maintained for such purpose or each Person holding any Warrant Stock.

       "Warrant Price" shall mean, for any exercise of Warrants pursuant to
Section 2.2, an amount equal to (i) the number of shares of Common Stock being purchased upon such exercise multiplied by (ii) the Current Warrant Price for each share of Common Stock as of the date of such exercise.

       "Warrant Stock" shall mean the shares of Common Stock purchased by the Warrant Holders upon the exercise thereof.

       "Warrants" shall mean the warrants issued pursuant to this Agreement and all warrants issued upon transfer, division or combination of, or in substitution for, such warrants. All Warrants shall at all times be identical as to terms and conditions and date, except as to the number of shares of Common Stock for which they may be exercised. A Warrant shall entitle the record holder thereof to purchase from DeepTech one share of Common Stock (subject to adjustment as provided in Section 4).

       "Wilrig" shall have the meaning ascribed thereto in the heading of this Agreement.

2.     ISSUANCE AND EXERCISE OF WARRANTS


       2.1 Issuance of Warrants. DeepTech hereby agrees to issue to Tatham, on the Closing Date, 1,100,000 Warrants. On the Closing Date, DeepTech shall deliver to Warrant Certificates evidencing the Warrants issued to Tatham.


       2.2    Manner of Exercise.

              (a)    A Warrant Holder may,

                     (i) From and after the Closing Date until 5:00 p.m., New York, New York time on the Expiration Date, exercise 800,000 of the Warrants evidenced by a Warrant Certificate, on any Business Day, for all or part of the number of shares of Common Stock purchasable thereunder; and

                     (ii) in the event that (A) DeepTech or any person to whom DeepTech has assigned its option, granted under the Memorandum of Agreement, dated October 6, 1994, between Wilrig, Treasure Driller AS, DeepTech and FPS, to purchase the Treasure Seeker exercises that option or (B) DeepTech or an affiliate of DeepTech purchases from Wilrig or a wholly-owned subsidiary of Wilrig a semi-submersible rig other than the Treasure Driller, in either case within one year following the Closing Date, from and after the occurrence of such event until 5:00 p.m. New York, New York time on the Expiration Date, exercise 300,000 of the Warrants evidenced by a Warrant Certificate, on any Business Day for all or part of the number of shares of Common Stock purchasable thereunder;

       provided, however, any partial exercise only shall be in integral multiples of 100,000 shares. In the event that the condition set forth in Section 2.2(a)(ii) is not satisfied within one year following the Closing Date, 300,000 of the 1,100,000 Warrants shall no longer be exercisable and Wilrig shall deliver to DeepTech at its principal office at 7400 Texas Commerce Tower, 600 Travis, Houston, Texas 77002,
       Attention: Thomas P. Tatham, or at the office or agency designated by DeepTech pursuant to Section 12, the Warrant Certificate or Warrant Certificates evidencing at least 300,000 Warrants. Upon receipt of such Warrant Certificates, DeepTech shall, as promptly as practicable, and in any event within three (3) Business Days thereafter, execute or cause to be executed and deliver or cause to be delivered to such Warrant Holder a new Warrant Certificate evidencing (i) any unexercised Warrants represented by the old Warrant Certificate minus (ii) the 300,000 unexercisable Warrants. Such new Warrant Certificate shall in all other respects be identical to the old Warrant Certificate.

              (b) In order to exercise the Warrants, in whole or in part, the Warrant Holder shall deliver to DeepTech at its principal office at 7400 Texas Commerce Tower, 600 Travis, Houston, Texas 77002, Attention:
       Thomas P. Tatham, or at the office or agency designated by DeepTech pursuant to Section 12, (i) a written notice duly executed by the Warrant Holder or its agent or attorney, substantially in the form of the form of election to purchase appearing at the end of the Warrant Certificate as Exhibit A thereto, of such Warrant Holder's election to exercise the Warrants, which notice shall specify the number of shares of Common Stock to be purchased, (ii) payment of the Warrant Price in the manner provided below, and (iii) the Warrant Certificate or Warrant Certificates evidencing the Warrants. Upon receipt thereof, DeepTech shall, as promptly as practicable, and in any event within three (3) Business Days thereafter, execute or cause to be executed and deliver or cause to be delivered to such Warrant Holder a certificate or certificates representing the aggregate number of full shares of Common Stock issuable upon such exercise, together with cash in lieu of any fraction of a share, as hereinafter provided. The stock certificate or certificates so delivered shall be, to the extent possible, in such denomination or denominations as such Warrant Holder shall request in the notice and shall be registered in the name of the Warrant Holder or, subject to Section 9, such other name as shall be designated in the notice. The Warrants shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and such Warrant Holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the notice, together with payment of the Warrant Price and the Warrant Certificate or Warrant Certificates, are received by DeepTech as described above and all taxes required to be paid by such Warrant Holder, if any, pursuant to Section
       2.3 prior to the issuance of such shares have been paid. If the Warrants evidenced by a Warrant Certificate shall have been exercised, DeepTech shall, at the time of delivery of the certificate or certificates representing Warrant Stock, deliver to Warrant Holder a new Warrant Certificate evidencing the rights of Warrant Holder to purchase the unpurchased shares of Common Stock represented by the old Warrant Certificate, which new Warrant Certificate shall in all other respects be identical to the old Warrant Certificate. Notwithstanding any provision herein to the contrary, DeepTech shall not be required to register shares in the name of any Person who acquired any Warrant or any Warrant Stock otherwise than in accordance with this Agreement.

              (c) Payment of the Warrant Price shall be made only in immediately available funds.


       2.3 Payment of Taxes. DeepTech shall pay all expenses in connection with, and all taxes and other governmental charges that may be imposed with respect to, the issuance or delivery of Warrant Stock, unless such tax or charge is imposed by law upon the Warrant Holder, in which case such taxes or charges shall be paid by such Warrant Holder. DeepTech shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for shares of Warrant Stock issuable upon exercise of Warrants in any name other than that of Warrant Holder, and in such case DeepTech shall not be required to issue or deliver any stock certificate until such tax or other charge has been paid or it has been established to the satisfaction of DeepTech that no such tax or other charge is due.


       2.4 Fractional Shares. DeepTech shall not be required to issue a fractional share of Common Stock upon the exercise of Warrants. As to any fraction of a share which the Warrant Holder would otherwise be entitled to purchase upon such exercise, DeepTech shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the Current Market Price per share of Common Stock on the date of exercise. If the determination of Current Market Price for purposes of this Section 2.4 would otherwise require an appraisal to be made by an investment banking firm, then Current Market Price for purposes of this Section 2.4 only shall mean Book Value per share of Common Stock on the date of exercise, unless a determination of Appraised Value shall have been made within six months prior to such date in which case such Appraised Value shall be utilized for the purposes of determining Current Market Price.


       2.5 Continued Validity. A Warrant Holder of shares of Warrant Stock (other than a holder who acquires such shares after the same have been publicly sold pursuant to a Registration Statement under the Securities Act) shall continue to be entitled with respect to such shares to all rights to which it would have been entitled as Warrant Holder under Sections 9, 10 and 15 of this Agreement. DeepTech will, at the time of each exercise of Warrants or upon the request of the Warrant Holder of the shares of Warrant Stock issued upon the exercise thereof, acknowledge in writing, in form reasonably satisfactory to such Warrant Holder, its continuing obligation to afford to such Warrant Holder all such rights; provided, however, that if such Warrant Holder shall fail to make any such request, such failure shall not affect the continuing obligation of DeepTech to afford to such Warrant Holder all such rights.


3.     TRANSFERS, DIVISION AND COMBINATION

       3.1 Transfer. So long as any principal or interest remains outstanding under the Notes, the Warrants may only be transferred to a new Warrant Holder who is, at the time of transfer, also a holder of the Notes. Subject to compliance with Section 9, transfer of Warrants, in whole or in part, shall be registered on the books of DeepTech to be maintained for such purpose, upon surrender of the Warrant Certificate representing such Warrants at the principal office of DeepTech referred to in Section 2.2 or the office or agency designated by DeepTech pursuant to Section 12, together with a written assignment substantially in the form of

Exhibit B to the Warrant Certificate and a written agreement, in form reasonably satisfactory to DeepTech, setting forth the new Warrant Holder's agreement to be bound by all of the terms of this Agreement each duly executed by the Warrant Holder or its agent or attorney, and funds sufficient to pay any transfer taxes payable by such Warrant Holder upon the making of such transfer. Upon such surrender and, if required, such payment, DeepTech shall, subject to
Section 9, execute and deliver a new Warrant Certificate or Warrant Certificates in the name of the assignee or assignees and in the denomination specified in such instrument of assignment, and shall issue to the assignor a new Warrant Certificate or Warrant Certificates evidencing the portion of the old Warrant Certificate not so assigned, and the old Warrant Certificate shall promptly be cancelled. A Warrant, if properly assigned in compliance with
Section 9, may be exercised by a new Warrant Holder for the purchase of shares of Warrant Stock without having a new Warrant Certificate or new Warrant Certificates issued.


       3.2 Division and Combination. Subject to the provisions of Section 9, any Warrant Certificate may be divided or combined with other Warrant Certificates upon presentation thereof at the aforesaid office or agency of DeepTech, together with a written notice specifying the names and denominations in which new Warrant Certificates are to be issued, signed by a Warrant Holder or its agent or attorney. Subject to compliance with Section 3.1 as to any transfer which may be involved in such division or combination, DeepTech shall execute and deliver a new Warrant Certificate or Warrant Certificates in exchange for the Warrant Certificate or Warrant Certificates to be divided or combined in accordance with such notice.


       3.3 Expenses. DeepTech shall prepare, issue and deliver at its own expense (other than transfer taxes) the new Warrant Certificate or Warrant Certificates provided for under this Section 3.


       3.4 Maintenance of Books. DeepTech agrees to maintain, at its aforesaid office or agency, books for the registration of, and the registration of transfer of, the Warrants.


4.     ADJUSTMENTS

       The number of shares of Warrant Stock for which Warrants are exercisable, and the price at which such shares may be purchased upon exercise of Warrants, shall be subject to adjustment from time to time as set forth in this Section 4. DeepTech shall give each Warrant Holder notice of any event described below which requires an adjustment pursuant to this Section 4 within a reasonable period of time after such event.

       4.1 Stock Dividends, Subdivisions and Combinations. If at any time DeepTech shall:

              (a) take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, Additional Shares of Common Stock,

              (b) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

              (c) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock,

then (i) the number of shares of Common Stock for which a Warrant is exercisable immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Common Stock which a record holder of the same number of shares of Common Stock for which a Warrant is exercisable immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event, and (ii) the Current Warrant Price shall be adjusted to equal the Current Warrant Price multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock for which a Warrant is exercisable immediately prior to the adjustment and the denominator of which shall be the number of shares for which a Warrant is exercisable immediately after such adjustment.


       4.2 Certain Other Distributions. If at any time DeepTech shall take a record of the holders of its Common Stock for the purpose of entitling them to receive any dividend or other distribution of:

              (a)    cash;

              (b) any evidences of its indebtedness (other than Convertible Securities), any shares of its stock (other than Additional Shares of Common Stock or Convertible Securities) or any other securities or property of any nature whatsoever (other than cash); or

              (c) any warrants or other rights to subscribe for or purchase any evidences of its indebtedness (other than Convertible Securities), any shares of its stock (other than Additional Shares of Common Stock or Convertible Securities) or any other securities or property of any nature whatsoever;

then (i) the number of shares of Common Stock for which a Warrant is exercisable shall be adjusted to equal the product obtained by multiplying the number of shares of Common Stock for which a Warrant is exercisable immediately prior to such adjustment by a fraction (A) the numerator of which shall be the Current Market Price per share of Common Stock at the date of taking such record and (B) the denominator of which shall be such Current Market Price per share of Common Stock, minus the amount allocable to one share of Common Stock of any such cash so distributable and of the fair value (as determined reasonably and in good faith by the board of directors of DeepTech) of any and all such evidences of indebtedness, shares of stock, other securities or property or warrants or other subscription or purchase rights so distributable, and (ii) the Current Warrant Price shall be adjusted to equal (A) the Current Warrant Price multiplied by the number of shares of Common Stock for which a Warrant is exercisable immediately prior to the adjustment divided by (B) the number of shares for which a Warrant is exercisable immediately after such adjustment. A reclassification of the Common Stock (other than a change in par value, or from par value to no par value or from no par value to par value) into shares of Common Stock and shares of any other class of stock shall be deemed a distribution by DeepTech to the holders of its Common Stock of such shares of such other class of stock within the meaning of this Section 4.2 and, if the Outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as a part of such reclassification, such change shall be deemed a subdivision or combination, as the case may be, of the Outstanding shares of Common Stock within the meaning of Section 4.1.


       4.3    Issuance of Additional Shares of Stock.

       (a) If at any time DeepTech shall (except as hereinafter provided) issue or sell any Additional Shares of Common Stock, other than Permitted Issuances, for consideration in an amount per Additional Share of Common Stock less than the Current Market Price, then the Current Warrant Price shall be adjusted by multiplying the Current Warrant Price by a fraction, the numerator of which shall be (A) an amount equal to the sum of (X) the number of shares of Common Stock Outstanding immediately prior to such issuance or sale multiplied by the Current Market Price immediately prior to the first to occur of (i) board action by DeepTech authorizing such action or (ii) the public announcement of an intent to take such action, plus (Y) the consideration, if any, received by DeepTech upon such issuance or sale, and the denominator of which shall be (B) the total number of shares of Common Stock Outstanding immediately after such issuance or sale multiplied by the Current Market Price immediately prior to such issuance.

       (b) The provisions of Section 4.3(a) shall not apply to any issuance of Additional Shares of Common Stock for which an adjustment is provided under Sections 4.1 or 4.2. No adjustment of the number of shares of Common Stock for which a Warrant shall be exercisable shall be made under Section 4.3(a) upon the issuance of any Additional Shares of Common Stock which are issued pursuant to the exercise of any warrants or other subscription or purchase rights or pursuant to the exercise of any conversion or exchange rights in any Convertible Securities, if any such adjustment shall previously have been made upon the issuance of such warrants or other rights or upon the issuance of such Convertible Securities (or upon the issuance of any warrant or other rights therefor) pursuant to Section 4.4 or Section 4.5.


       4.4 Issuance of Warrants or Other Rights. If at any time DeepTech shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a distribution of, or shall in any manner (whether directly or by assumption in a merger in which DeepTech is the surviving corporation) issue or sell, any warrants or other rights to subscribe for or purchase any Additional Shares of Common Stock or any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and if the price per share for which Common Stock is issuable upon the exercise of such warrants or other rights or upon conversion or exchange of such Convertible Securities shall be less than the Current Market Price in effect immediately prior to the time of such distribution, issue or sale, then the Current Warrant Price shall be adjusted as provided in Section 4.3(a) on the basis that (A) the maximum number of Additional Shares of Common Stock issuable pursuant to all such warrants or other rights or necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to be Outstanding immediately following such issuance, (B) the price per share for such Additional Shares of Common Stock shall be deemed to be the lowest possible price per share in any range of prices per share at which such Additional Shares of Common Stock are available to such holders, and (C) DeepTech shall be deemed to have received all of the consideration payable therefor, if any, as of the date of the actual issuance of such warrants or other rights. No further adjustments of the Current Warrant Price shall be made upon the actual issuance of such Common Stock or of such other rights or upon exercise of such warrants or other rights or upon the actual issuance of such Common Stock upon such conversion or exchange of such Convertible Securities.


       4.5 Issuance of Convertible Securities. If at any time DeepTech shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a distribution of, or shall in any manner (whether directly or by assumption in a merger in which DeepTech is the surviving corporation) issue or sell, any

Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and if the price per share for which Common Stock is issuable upon such conversion or exchange shall be less than the Current Market Price in effect immediately prior to the time of such issue or sale of Convertible Securities, then the Current Warrant Price shall be adjusted as provided in Section 4.3(a) on the basis that (A) the maximum number of Additional Shares of Common Stock necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to be Outstanding immediately following such issuance, (B) the price per share of such Additional Shares of Common Stock shall be deemed to be the lowest possible price in any range of prices at which such Additional Shares of Common Stock are available to such holders, and (C) DeepTech shall be deemed to have received all of the consideration payable therefor, if any, as of the date of actual issuance of such Convertible Securities. No adjustment of the Current Warrant Price shall be made under this Section 4.5 upon the issuance of any Convertible Securities which are issued pursuant to the exercise of any warrants or other subscription or purchase rights therefor, if any such adjustment shall previously have been made upon the issuance of such warrants or other rights pursuant to Section
4.4. No further adjustments of the Current Warrant Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities and, if any issue or sale of such Convertible Securities is made upon exercise of any warrant or other right to purchase any such Convertible Securities for which adjustments of the Current Warrant Price have been or are to be made pursuant to other provisions of this Section 4, no further adjustments of the Current Warrant Price shall be made by reason of such issue or sale.


       4.6 Superseding Adjustment. If, at any time after any adjustment of the Current Warrant Price shall have been made pursuant to Section 4.4 or
Section 4.5 as the result of any issuance of warrants, options, rights or Convertible Securities, and such warrants, options or rights, or the right of conversion or exchange in such other Convertible Securities, shall expire, and all or a portion of such warrants, options or rights, or the right of conversion or exchange with respect to all or a portion of such other Convertible Securities, as the case may be, shall not have been exercised, then such previous adjustment shall be rescinded and annulled and, if applicable, the Current Warrant Price shall be recalculated as if all such expired and unexercised warrants, options, rights or Convertible Securities had never been issued.


       4.7 Other Provisions Applicable to Adjustments Under This Section. The following provisions shall be applicable to the making of adjustments of the number of shares of Common Stock for which a Warrant is exercisable provided for in this Section 4:

     (a) Computation of Consideration. To the extent that any Additional Shares of Common Stock shall be issued for cash consideration, the consideration received by DeepTech therefor shall be the amount of the cash received by DeepTech therefor, or, if such Additional Shares of Common Stock are sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price (in any such case subtracting any amounts paid or receivable for accrued interest or accrued dividends, but not subtracting any compensation, discounts or expenses paid or incurred by DeepTech for and in the underwriting of, or otherwise in connection with, the issuance thereof). To the extent that such issuance shall be for a consideration other than cash, then, except as herein otherwise expressly provided, the amount of such consideration shall be deemed to be the fair value of such consideration at the time of such issuance as determined reasonably and in good faith by a majority of the disinterested members of the board of directors of DeepTech.

     (b)     When Adjustments to Be Made.  The adjustments required by this
Section 4 shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that any adjustment to the number of shares for which the Warrants are exercisable that would otherwise be required may be postponed (except in the case of a subdivision or combination of shares of the Common Stock, as provided for in Section 4.1) up to, but not beyond, the date and time of exercise of any Warrants if such adjustment either by itself or with other adjustments not previously made adds or subtracts less than 1% to the number of shares of Common Stock for which the Warrants initially issued pursuant to this Agreement are exercisable immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount (except as aforesaid) which is postponed shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Section 4 and not previously made, would result in a minimum adjustment or on the date of exercise. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

     (c)     Fractional Interests. In computing adjustments under this
Section 4, fractional interests in Common Stock resulting from an issuance of additional Warrants to any Warrant Holder pursuant to this Section 4 shall be taken into account to the nearest 1/10th of a share subject to Section 2.4.

     (d) When Adjustment Not Required. If DeepTech shall take a record of the holders of its Common Stock for the purpose of entitling then to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

       (e) Escrow of Warrant Stock. If after any property becomes distributable pursuant to this Section 4 by reason of taking of any record of the holders of Common Stock, but prior to the occurrence of the event for which such record is taken, any Warrant Holder exercises Warrants, any Additional Shares of Common Stock issuable upon exercise of such Warrant by reason of such adjustment shall be deemed the last shares of Common Stock for which such Warrant is exercised (notwithstanding any other provision to the contrary herein) and such shares or other property shall be held in escrow for a Warrant Holder by DeepTech to be issued to such Warrant Holder upon and to the extent that the event actually takes place, upon payment of the balance, if any, of the Warrant Price for such Warrant at such date (after taking into account any overpayment of the Warrant Price made at the time of the initial Warrant exercise). Notwithstanding any other provision to the contrary herein, if the event for which such record was taken fails to occur or is rescinded, then such escrowed shares shall be cancelled by DeepTech and escrowed property returned.


       4.8 Reorganization, Reclassification, Merger, Consolidation or Disposition of Assets. In case DeepTech shall reorganize its capital, reclassify its capital stock, consolidate or merge with and into another corporation (where DeepTech is not the surviving corporation or where there is a change in or distribution with respect to the Common Stock of DeepTech), or sell, transfer or otherwise dispose of all or substantially all its property, assets or business to another corporation and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation ("Other Property"), are to be received by or distributed to the holders of Common Stock of DeepTech, then DeepTech shall, as a condition precedent to such transaction, cause effective provisions to be made so that each Warrant Holder shall have the right thereafter to receive, upon exercise of a Warrant, solely the number of shares of common stock of the successor or acquiring corporation or of DeepTech, if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets, by a holder of the number of shares of Common Stock for which a Warrant is exercisable immediately prior to such event. In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, such provisions shall include the express assumption by the successor or acquiring corporation (if other than DeepTech) of the due and punctual observance and performance of each and every covenant and condition of this Agreement to be performed and observed by DeepTech and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined by resolution of the board of directors of DeepTech) in order to provide for adjustments of shares of the Common Stock for which a Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 4. For purposes of this Section 4.8, "common stock of the successor or acquiring corporation" shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 4.8 shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or disposition of assets.


5.     NOTICES TO WARRANT HOLDERS

       5.1 Notice of Adjustments. Whenever the number of shares of Common Stock for which a Warrant is exercisable, or whenever the price at which a share of such Common Stock may be purchased upon exercise of the Warrants, shall be adjusted pursuant to Section 4, DeepTech shall forthwith prepare a certificate to be executed by the chief financial officer of DeepTech setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated (including a description of the basis on which the board of directors of DeepTech determined the fair value of any evidences of indebtedness, shares of stock, other securities or property or warrants or other subscription or purchase rights referred to in Section 4), specifying the number of shares of Common Stock for which a Warrant is exercisable and (if such adjustment was made pursuant to Section 4.8) describing the number and kind of any other shares of stock or Other Property for which a Warrant is exercisable, and any change in the purchase price or prices thereof, after giving effect to such adjustment or change. DeepTech shall promptly cause a signed copy of such certificate to be delivered to each Warrant Holder in accordance with Section 15.2. DeepTech shall keep at its office or agency designated pursuant to Section 12 copies of all such certificates and cause the same to be available for inspection at said office during normal business hours by any Warrant Holder or any prospective purchaser of a Warrant designated by a Warrant Holder thereof.


       5.2 Notice of Certain Corporate Action. Each Warrant Holder shall be entitled to the same rights to receive notice of corporate action as any holder of Common Stock.

6.     REPRESENTATIONS AND WARRANTIES

       DeepTech hereby represents and warrants as follows:

       (a) DeepTech is a corporation duly organized and validly existing under the laws of the State of Delaware, has the power and authority to execute and deliver this Agreement and the Warrant Certificates, to issue the Warrants and to perform its obligations under this Agreement and the Warrant Certificates.

       (b) The execution, delivery and performance by DeepTech of this Agreement and the Warrant Certificates, the issuance of the Warrants and the issuance of the Warrant Stock upon exercise of the Warrants have been duly authorized by all necessary corporate action and do not and will not violate, or result in a breach of, or constitute a default under or require any consent under, or result in the creation of any lien or security interest upon the assets of DeepTech pursuant to, any Requirement of Law or any contractual obligation binding upon DeepTech.

       (c) This Agreement has been duly executed and delivered by DeepTech and constitutes a legal, valid and enforceable obligation of DeepTech. When the Warrants and the Warrant Certificates have been issued as contemplated hereby, (i) the Warrants and the Warrant Certificates will constitute legal, valid, binding and enforceable obligations of DeepTech and (ii) the Warrant Stock, when issued upon exercise of the Warrants in accordance with the terms hereof, will be duly authorized, validly issued, fully paid and nonassessable shares of Common Stock with no personal liability attaching to the ownership thereof.

       (d) The total number of shares of all classes of stock that DeepTech shall on the Closing Date have authority to issue is 110,000,000 shares, consisting of (i) 100,000,000 shares of Common Stock, par value $0.01 per share, of which, after giving effect to the transactions contemplated herein and all other issuances of capital stock of DeepTech on or prior to November 8, 1994, 15,364,798 shares of Common Stock will be issued and outstanding and 1,100,000 shares of Common Stock will be reserved for future issuance pursuant to this Agreement, and (ii) 10,000,000 shares of preferred stock, $0.01 par value per share, none of which were issued and outstanding as of November 8, 1994. The delivery hereunder by DeepTech to the Warrant Holder of the Warrants issued on the Closing Date will transfer and convey to the Warrant Holder good and marketable title to such Warrants and, upon exercise of such Warrants in accordance with this Agreement, good and marketable title to the Common Stock purchased upon such exercise, free and clear of all preemptive rights, liens, charges and encumbrances, except for restrictions on transfer referred to in this Agreement or arising under the Federal and state securities laws. Except as referred to in this paragraph (d), DeepTech does not have outstanding any stock or securities convertible into or exchangeable for any shares of its stock, nor, except as so set forth, does it have outstanding any agreements, rights or options entitling any person to subscribe for or to purchase any capital stock or securities convertible into or exchangeable for any of its shares of stock.


7.     CERTAIN COVENANTS

       7.1 No Impairment. DeepTech shall not by any action including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Agreement, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of each Warrant Holder against impairment. Without limiting the generality of the foregoing, DeepTech will use reasonable good faith efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable DeepTech to perform its obligations under this Agreement.

       Upon the request of a Warrant Holder, DeepTech will, at any time during the period this Agreement is in effect, acknowledge in writing, in form satisfactory to such Warrant Holder, the continuing validity of this Agreement and the obligations of DeepTech hereunder.

       7.2 Reservation and Authorization of Common Stock; Registration with, or Approval of, any Governmental Authority. From and after the Closing Date, DeepTech shall at all times reserve and keep available for issue upon the exercise of Warrants such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of all outstanding warrants. All shares of Common Stock which shall be so issuable, when issued upon exercise of any Warrants and payment therefor in accordance with the terms of this Agreement, shall be duly and validly issued and fully paid and nonassessable, and not subject to preemptive rights.

       Before taking any action which would cause an adjustment reducing the Current Warrant Price below the then par value, if any, of the shares of Common Stock issuable upon exercise of the Warrants, DeepTech shall take any corporate action which may be necessary in order that DeepTech may validly and legally issue fully paid and nonassessable shares of such Common Stock at such adjusted Current Warrant Price.

       Before taking any action which would result in an adjustment in the number of shares of Common Stock for which a Warrant is exercisable or in the Current Warrant Price, DeepTech shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

       If any shares of Common Stock required to be reserved for issuance upon exercise of Warrants require registration or qualification with any governmental authority under any federal or state law (otherwise than as provided in Section 9) before such shares may be so issued, DeepTech will in good faith and as expeditiously as possible and at its expense endeavor to cause such shares to be duly registered.


       7.3 Holder of the Notes. From and after the Closing Date, each Warrant Holder agrees that, at all times that such Warrant Holder is a holder of any Warrants and that there is outstanding principal or interest under such Notes, such Warrant Holder will also be a holder of the Notes.


8.     TAKING OF RECORD; STOCK AND WARRANT TRANSFER BOOKS

       In the case of all dividends or other distributions by DeepTech to the holders of its Common Stock with respect to which any provision of Section 4 refers to the taking of a record of such holders, DeepTech will in each such case take such a record as of the close of business on a Business Day. DeepTech will not at any time, except upon dissolution, liquidation or winding up of DeepTech, close its stock transfer books or Warrant transfer books so as to result in preventing or delaying the exercise or transfer of any Warrants.


9.     RESTRICTIONS ON TRANSFERABILITY

       The Warrants and the Warrant Stock shall not be transferred before satisfaction of the conditions specified in this Section 9, which conditions are intended to ensure compliance with the provisions of the Securities Act and applicable state securities laws with respect to the transfer of any Warrant or any Warrant Stock. Each Warrant Holder, by entering into this Agreement and accepting the Warrants, agrees to be bound by the provisions of this Section 9.


       9.1 Restrictive Legend. Except as otherwise provided in this Section 9, each certificate representing Warrants or Warrant Stock, shall be stamped or otherwise imprinted with a legend in substantially the following form:

            "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED, UNLESS AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE SECURITIES LAWS OR ANY RULE OR REGULATION PROMULGATED THEREUNDER, IS AVAILABLE. SUCH SECURITIES ARE SUBJECT TO THE RESTRICTIONS AND PRIVILEGES SPECIFIED IN A WARRANT AGREEMENT, DATED AS OF NOVEMBER 8, 1994, BETWEEN DEEPTECH AND THE INITIAL HOLDERS OF SECURITIES NAMED THEREIN, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF DEEPTECH AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER HEREOF UPON WRITTEN REQUEST, AND THE HOLDER OF THIS CERTIFICATE AGREES TO BE BOUND THEREBY."


       9.2 Notice of Proposed Transfers; Requests for Registration. Prior to any transfer of any Warrants or any shares of Restricted Common Stock, the Warrant Holder of such Warrants or Restricted Common Stock shall give five days prior written notice to DeepTech of such Warrant Holder's intention to effect such transfer (a "Transfer Notice"). Each Warrant Holder agrees that it will not sell, transfer or otherwise dispose of Warrants or any shares of Restricted Common Stock, in whole or in part, except pursuant to an effective registration statement under the Securities Act or an exemption from registration thereunder. Each certificate, if any, evidencing such shares of Restricted Common Stock issued upon such transfer shall bear the restrictive legend set forth in Section 9.1, and each Warrant Certificate issued upon such transfer shall bear the restrictive legend set forth in Section 9.1, unless opinion of the transferee's or Warrant Holder's counsel delivered to DeepTech in connection with such transfer (which opinion shall be reasonably satisfactory to DeepTech) such legend is not required in order to ensure compliance with the Securities Act.

       The Warrant Holders of Warrants and Warrant Stock shall have the right to request registration of such Warrant Stock pursuant to Sections 9.3 and 9.4.; provided, however, all registration rights granted under this Section 9 shall terminate on the second anniversary of the Closing Date.

       The initial Warrant Holder acknowledges that the Warrants will be issued to it in connection with the Notes, and, except to the extent of a prepayment under the Notes, the Warrant Price may only be paid through a transfer of outstanding principal and accrued interest under the Notes. Accordingly, notwithstanding any provision hereof to the contrary, the Warrant Holder agrees that it will not transfer all or any part of the Warrants to any Person unless
(i) the holder of the Warrants so transferred is entitled to pay the Warrant Price in cash with respect thereto under the terms of this Agreement or (ii) the Holder of the Warrants so transferred is also the holder of a sufficient amount of outstanding principal and interest under each of the Notes to permit payment of the Warrant Price with respect to such Warrants in accordance with the terms of this Agreement.


       9.3 Required Registration. In the event the Warrant Holders have not sold all shares of Registrable Securities pursuant to a registration statement under the Securities Act, whether pursuant to Section 9.4 or an offer by DeepTech, within (1) one year following the Closing Date, the Required Holders may deliver to DeepTech a written request that DeepTech register any or all of the Registrable Securities. DeepTech shall, as soon as practicable following receipt of such request, use its best efforts to effect the registration under the Securities Act of all Registrable Securities specified in the request of such Warrant Holder.


       9.4 Incidental Registration. If DeepTech at any time proposes to file on its behalf and/or on behalf of any of its security holders (the "Demanding Security Holders") a Registration Statement under the Securities Act on any form (other than Registration Statement on Form S-8 or any similar or successor form or any other registration statement relating to an offering of securities solely to DeepTech's existing security holders or employees) to register the offer and sale of its Common Stock for cash, it will give written notice to all Warrant Holders of Warrants or Warrant Stock at least twenty (20) days before the anticipated date of initial filing with the Commission of such Registration Statement, which notice shall set forth DeepTech's intention to effect such a registration, the class or series and number of equity securities proposed to be registered and the intended method of disposition of the securities proposed to be registered by DeepTech. The notice shall offer to include in such filing all of the Warrant Holder's Registrable Securities.

       Each Warrant Holder desiring to have Registrable Securities registered under this Section 9.4 shall advise DeepTech in writing within fifteen (15) days after the date of receipt of such offer from DeepTech, setting forth the amount of such Registrable Securities for which registration is requested. DeepTech shall thereupon include in such filing the number of shares of Registrable Securities for which registration is so requested, subject to the next sentence, and shall use its best efforts to effect registration under the Securities Act of such securities. If the managing underwriter of a proposed public offering shall advise DeepTech in writing that, in its opinion, the distribution of the Registrable Securities requested to be included in the registration concurrently with the securities being registered by DeepTech or any Demanding Security Holder would materially and adversely affect the distribution of such securities by DeepTech or such Demanding Security Holders, then all selling security holders, (but not DeepTech) shall reduce the amount of securities each intended to distribute through such offering on a pro rata basis to the greatest aggregate amount which, in the opinion of such managing underwriter, would not materially and adversely affect the distribution of such securities; provided, however, in the event that such registration statement is filed (i) within one year from the Closing Date and (ii) covers Common Stock issued by DeepTech in connection with an acquisition, only the amount of securities that the Warrant Holder intended to distribute through such offering which is in excess of 25% of the total number of shares of issued and outstanding Warrant Stock held by the Warrant Holder shall be subject to such pro rata reduction.

  Nothing in this Section 9.4 shall preclude DeepTech from discontinuing the registration of its securities being effected on its behalf under this Section
9.4 at any time prior to the effective date of the registration relating thereto.


       9.5 Registration Procedures. If DeepTech is required by the provisions of this Section 9 to use its best efforts to effect the registration of any of its securities under the Securities Act, DeepTech will, as expeditiously as possible:

       (a) prepare and file with the Commission a registration statement with respect to such securities (a "Registration Statement") and use its best efforts to cause such Registration Statement to become and remain effective for the period described in paragraph (b) below;

       (b) prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such Registration Statement until the earlier of such time as all of such securities have been disposed of in a public offering and the expiration of 30 days;

       (c) furnish to such selling security holders such number of copies of a summary prospectus or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents, as such selling security holders may reasonably request;

       (d) use its best efforts to register or qualify the securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions within the United States as each holder of such securities shall request (provided, however, DeepTech shall not be obligated to qualify as a foreign corporation to do business under the laws of any jurisdiction in which it is not then qualified or to file any general consent to service or process), and do such other reasonable acts and things as may be required of it to enable such holder to consummate the disposition in such jurisdiction of the securities covered by such Registration Statement;

       (e) enter into customary agreements (including an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities; and

       (f) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, but not later than 18 months after the effective date of the Registration Statement, an earnings statement covering the period of at least 12 months beginning with the first full month after the effective date of such Registration Statement, which earnings statements shall satisfy the provisions of Section 11(a) of the Securities Act.

       It shall be a condition precedent to the obligation of DeepTech to take any action pursuant to this Section 9 in respect of the securities which are to be registered at the request of any Warrant Holder of Registrable Securities that such Warrant Holder shall furnish to DeepTech such information regarding the securities held by such Warrant Holder and the intended method of disposition thereof as DeepTech shall reasonably request and as shall be required in connection with the action taken by DeepTech.

       9.6 Expenses. All expenses incurred in complying with Section 9, including, without limitation, all registration and filing fees (including all expenses incident to filing with the NASD), printing expenses, fees and disbursements of counsel for DeepTech, the reasonable fees and expenses of one counsel for the selling security holders (selected by the Person holding the plurality of the securities being registered), expenses of any special audits incident to or required by any such registration and expenses of complying with the securities or blue sky laws of any jurisdictions pursuant to Section 9.5(d) (all of such expenses shall be collectively referred to herein as "Registration Expenses"), shall be paid by DeepTech; provided, however, (a) DeepTech shall not be responsible for any discount or commission or cost reimbursement to any underwriter in respect of the securities sold by such Warrant Holder of Registrable Securities, (b) in the event that (i) the registration is to be effected pursuant to Section 9.3 and (ii) DeepTech has not filed in a timely manner all reports required to be filed under the Securities Exchange Act of 1934, as amended, during the twelve calendar months and any portion of a month immediately preceding the filing of the Registration Statement, the Warrant Holder shall pay to DeepTech, upon demand, $50,000 to reimburse DeepTech for any Registration Expenses and (c) in the event that (i) the registration is to be effected pursuant to Section 9.3, (ii) the Warrant Holders have had the opportunity to include all shares of Registrable Securities in a Registration Statement pursuant to the Securities Act within one year following the Closing Date (and have not been required to reduce the number of shares to be sold pursuant to such Registration Statement pursuant to the second paragraph of Section 9.4) and (iii) DeepTech has filed in a timely manner all reports required to be filed under the Securities Exchange Act of 1934, as amended, during the twelve calendar months and any portion of a month immediately preceding the filing of the Registration Statement, DeepTech shall not be responsible for any Registration Expenses, and the Warrant Holders registering Registrable Securities shall reimburse and indemnify DeepTech for any Registration Expenses reasonably incurred by DeepTech in connection with such registration.

       9.7 Indemnification and Contribution. (a) In the event of any registration of any of the Registrable Securities under the Securities Act pursuant to this Section 9, DeepTech shall indemnify and hold harmless the Warrant Holder of such Registrable Securities, such Warrant Holder's directors and officers, and each other Person (including each underwriter) who participated in the offering of such Registrable Securities and each other Person, if any, who controls such Warrant Holder or such participating Person within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such Warrant Holder or any such director or officer or participating Person or controlling Person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any alleged untrue statement of any material fact contained, on the effective date thereof, in any Registration Statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or (ii) any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and shall reimburse such Warrant Holder or such director, officer or participating Person or controlling Person for any legal or any other expenses reasonably incurred by such Warrant Holder or such director, officer or participating Person or controlling Person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that DeepTech shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any alleged untrue statement or alleged omission made in such Registration Statement, preliminary prospectus, prospectus or amendment or supplement in reliance upon and in conformity with written information furnished to DeepTech by such Warrant Holder specifically for use therein and, in the case of any non-underwritten offering, to the extent that any such losses, claims, damages, liabilities or expenses arise out of or are based upon the fact that a current copy of the prospectus was not sent or given to the Person asserting any such losses, claims, damages, liabilities or expenses at or prior to the written confirmation of the sale of the securities to such Person if it is determined that it was the responsibility of such Warrant Holder to provide such Person with a current copy of the prospectus and such current copy of the prospectus would have cured the defect giving rise to such losses, claims, damages, liabilities or expenses. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Warrant Holder or such director, officer or participating Person or controlling Person, and shall survive the transfer of such securities by such Warrant Holder.

       (b) Each Warrant Holder of any Registrable Securities, by acceptance thereof, agrees to indemnify and hold harmless DeepTech, its directors and officers and each other Person, if any, who controls DeepTech within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several, to which DeepTech or any such director or officer or any such Person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) information in writing provided to DeepTech by such Warrant Holder of such Registrable Securities contained, on the effective date thereof, in any Registration Statement under which securities were registered under the Securities Act at the request of such Warrant Holder, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto or (ii) the fact that a current copy of the prospectus was not sent to the Person asserting such losses, claims, damages, liabilities or expenses at or prior to the written confirmation of the sale of the securities with respect to such Person if it is determined that it was the responsibility of such Warrant Holder to provide such Person with a current copy of the prospectus and such current copy would have cured the defect giving rise to such losses, claims, damages, liabilities or expenses; provided, however, that such Warrant Holder's obligation under this Section 9.7(b) to indemnify and hold harmless DeepTech shall in no event exceed the damage attributable solely to the inclusion of such written information in such Registration Statement, preliminary prospectus, final prospectus, or amendment or supplement suffered by the Person or Persons whose claims gave rise to such losses, claims, damages or liabilities.

       (c) If the indemnification provided for in this Section 9 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well an any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party under this Section 9 as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

       The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 9.7(c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this subsection (c), no Warrant Holder shall be required to contribute any amount in excess of the total amount received by it upon the sale of its securities pursuant to the Registration Statement to which the losses, claims, damages, liabilities and expenses referred to above relate. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The obligations of each of the Warrant Holders under this subsection (c) to contribute are several and not joint.

       (d) Conduct of Indemnification Proceedings. Any person or entity entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party after the receipt by the indemnified party of a written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which such indemnified party will claim indemnification or contribution pursuant to this Agreement; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under Section 9.7 hereof, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice, and (ii) unless in such indemnified party's reasonable judgment a conflict of interest may exist between such indemnified and indemnifying parties with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If the indemnifying party is entitled to, and does, assume the defense of such claim, the indemnified party shall have the right to employ separate counsel and to participate in the defense thereof, but the fees and expenses of such counsel shall be borne by the indemnified party. Whether or not such defense is assumed by the indemnifying party, the indemnifying party shall not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). No indemnifying party shall be permitted to consent to the entry of any judgment or to enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel in any one jurisdiction for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels.


       9.8 Termination of Restrictions. Notwithstanding the foregoing provisions of Section 9, the restrictions imposed by this Section 9 upon the transferability of the Warrants, the Warrant Stock and the Restricted Common Stock (or Common Stock issuable upon the exercise of the Warrants) and the legend requirement of Section 9.1 shall terminate as to any particular Warrant or share of Warrant Stock or Restricted Common Stock (or Warrant Stock) (i) when and so long as such security shall have been registered under the Securities Act and disposed of pursuant thereto, or (ii) when the Warrant Holder thereof shall have delivered to DeepTech the written opinion of counsel to such Warrant Holder, which opinion shall be reasonably satisfactory to DeepTech, stating that such legend is not required in order to ensure compliance with the Securities Act. Whenever the restrictions imposed by
Section 9 shall terminate as to any Warrants or any Restricted Common Stock, as hereinabove provided, the Warrant Holder thereof shall be entitled to receive from DeepTech, at the expense of DeepTech, a new Warrant Certificate or a new certificate representing such Common Stock, as the case may be, not bearing the restrictive legend set forth in Section 9.1.


       9.9 Listing on Securities Exchange. So long as the Common Stock is traded on the Nasdaq National Market and if DeepTech shall list any shares of Common Stock on any other securities exchange, it will, at its expense, use its best efforts to list thereon, maintain and, when necessary, increase such listing of, all shares of Common Stock issued or, to the extent permissible under the applicable securities exchange rules, issuable upon the exercise of the Warrants so long as any shares of Common Stock shall be so listed during the Exercise Period.

       9.10 Selection of Managing Underwriter. The managing underwriter or underwriters for any offering of Registrable Securities to be registered pursuant to Section 9.3 shall be an underwriter or underwriters of nationally recognized standing reasonably acceptable to DeepTech.


10.    SUPPLYING INFORMATION

       DeepTech shall cooperate with each Warrant Holder of a Warrant and each Warrant Holder of Restricted Common Stock in supplying such information as may be reasonably necessary for such Warrant Holder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act for the sale of any Warrant or Restricted Common Stock.


11.    LOSS OR MUTILATION

       Upon receipt by DeepTech from any Warrant Holder of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of a certificate representing Warrants or Warrant Stock and indemnity reasonably satisfactory to it (it being understood that the written agreement of the Warrant Holder or an Affiliate thereof shall be sufficient indemnity) and in case of mutilation upon surrender and cancellation hereof or thereof, DeepTech will execute and deliver in lieu hereof or thereof a new Warrant or new stock certificate as the case may be, of like tenor to such Warrant Holder; provided, in the case of mutilation, no indemnity shall be required if the certificate representing Warrants or Warrant Stock in identifiable form is surrendered to DeepTech for cancellation.


12.    OFFICE OF DEEPTECH

       As long as any of the Warrants remain outstanding, DeepTech shall maintain an office or agency (which may be the principal executive offices of DeepTech) where the Warrants may be presented for exercise, registration or transfer, division or combination as provided in this Agreement.


13.    APPRAISAL

       The determination of the Appraised Value per share of Common Stock shall be made by an investment banking firm of nationally recognized standing selected by DeepTech and acceptable to the Required Holders. If the investment banking firm selected by DeepTech is not acceptable to the Required Holders and DeepTech and the Required Holders cannot agree on a mutually acceptable investment banking firm, then the Required Holders and DeepTech shall each choose one such investment banking firm and the respective chosen firms shall agree on another investment banking firm which shall make the determination. DeepTech shall retain, at its sole cost, such investment banking firm as may be necessary for the determination of Appraised Value required by the terms of this Agreement.


14.    LIMITATION OF LIABILITY; NO RIGHTS AS STOCKHOLDER

       No provision hereof, in the absence of affirmative action by any Warrant Holder to purchase shares of Common Stock, and no enumeration herein of the rights or privileges of any Warrant Holder, shall give rise to any liability of such Warrant Holder for the purchase price of any Common Stock or as a stockholder of DeepTech, whether such liability is asserted by DeepTech or by creditors of DeepTech. Except as may otherwise be provided by law or by separate agreement between a Warrant Holder and DeepTech, no Warrant Holder, as such, shall be entitled to vote or be deemed the holder of Common Stock or any other securities (other than Warrants) of DeepTech which may at any time be issuable on the exercise hereof, nor shall anything contained herein be construed to confer upon any Warrant Holder the rights of a stockholder of DeepTech or the right to vote for the election of directors or upon any matters submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action or to receive notice of meetings or other actions affecting stockholders (except as provided herein), or to receive dividends or otherwise, until the Warrants shall have been exercised in accordance with the terms and conditions hereof.


15.    MISCELLANEOUS

       15.1 Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of any Warrant Holder shall operate as a waiver of such right or otherwise prejudice such Warrant Holder's rights, powers or remedies. If DeepTech fails to make, when due, any payments provided for hereunder, or fails to comply with any other provision of this Agreement, DeepTech shall pay to the applicable Warrant Holders such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys' fees, including those of appellate proceedings, incurred by the Warrant Holders in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

       15.2 Notice Generally. Any notice, demand, request, consent, approval, declaration, delivery or other communication hereunder to be made pursuant to the provisions of this Agreement shall be sufficiently given or made if in writing and either delivered in person with receipt acknowledged or sent by registered or certified mail, return receipt requested, postage prepaid, telex, telecopier or overnight air courier guaranteeing next day delivery, addressed as follows:

       (a) If to any Warrant Holder, at its last known address appearing on the books of DeepTech maintained for such purpose.

       (b)    If to DeepTech at:

                     DeepTech International Inc.
                     7400 Texas Commerce Tower
                     600 Travis
                     Houston, Texas 77002
                     Attention: Thomas P. Tatham
                     Telecopy No.: (713) 224-7574

                     with a copy to:

                     Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                     711 Louisiana, Suite 1900
                     Houston, Texas 77002
                     Attention:  Rick L. Burdick
                     Telecopy No.: (713) 236-0822

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration, delivery or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, or three (3) Business Days after the same shall have been deposited in the United States mail.

       15.3   Indemnification.  Except to the extent otherwise provided in
Section 9.7, DeepTech agrees to indemnify and hold harmless each Warrant Holder its officers, directors, employees, agents, and attorneys from and against any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, attorneys' fees, expenses and disbursements of any kind which may be imposed upon, incurred by or asserted against such Warrant Holder relating to or arising out of (i) such Warrant Holder's exercise of the Warrants and/or ownership of any shares of Warrant Stock issued in consequence thereof, or (ii) any litigation to which such Warrant Holder is made a party in its capacity as a stockholder or Warrant Holder of DeepTech; provided, however, that DeepTech will not be liable hereunder to the extent that any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, attorneys' fees, expenses or disbursements (A) arise from any alleged violation by such Warrant

Holder of any law or regulation applicable to it or (B) are found in a final non-appealable judgment by a court to have resulted from such Warrant Holder's gross negligence, bad faith or willful misconduct or violation of law. The procedures to be followed for claims of indemnification under this Section 15.3 shall be as set forth in Section 9.7(d).

       15.4 Remedies. Each Warrant Holder of Warrants and Warrant Stock, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under Section 9 of this Agreement. DeepTech agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of Section 9 of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

       15.5   Successors and Assigns.  Subject to the provisions of Sections
3.1 and 9, this Agreement and the rights evidenced hereby shall inure to the benefit of and be binding upon the successor of DeepTech and the successors and assigns of any Warrant Holder. The provisions of this Agreement are intended to be for the benefit of all Warrant Holders from time to time of the Warrants and Warrant Stock, and shall be enforceable by any such Warrant Holder.

       15.6 Amendment. This Agreement may be modified or amended or the provisions hereof waived with the written consent of DeepTech and the Required Holders, provided that no Warrant may be modified or amended to reduce the number of shares of Common Stock for which such Warrant is exercisable or to increase the price at which such shares may be purchased upon exercise of such Warrant (before giving effect to any adjustment as provided herein) or to accelerate the Expiration Date without the prior written consent of the Warrant Holder thereof and any amendment of Section 9 should also require the written consent of Warrant Holders of Warrants and/or Warrant Stock representing more than 50% of the total of (i) all shares of Warrant Stock then subject to purchase upon exercise of all Warrants then Outstanding and (ii) all shares of Warrant Stock then Outstanding.

       15.7 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

       15.8 Headings. The headings used in this Agreement are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Agreement.

       15.9 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

       15.10 Consent to Jurisdiction and Venue. DEEPTECH AND EACH WARRANT HOLDER IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN THE CITY OF NEW YORK OVER ANY SUIT, ACTION, OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT. IN THE EVENT DEEPTECH OR ANY WARRANT HOLDER SHALL CEASE TO MAINTAIN ITS PRINCIPAL PLACE OF BUSINESS IN THE STATE OF NEW YORK, IT SHALL IMMEDIATELY APPOINT CT CORPORATION SYSTEM, HAVING AN ADDRESS AT 1633 BROADWAY, NEW YORK, NEW YORK 10019, AS ITS AGENT UPON WHICH PROCESS MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS UPON SUCH AGENT, TOGETHER WITH NOTICE OF SUCH SERVICE GIVEN TO DEEPTECH OR A WARRANT HOLDER IN THE MANNER PROVIDED IN SECTION 15.2 HEREOF, SHALL BE DEEMED IN EVERY RESPECT (SUBJECT TO APPLICABLE LAW) EFFECTIVE SERVICE OF PROCESS UPON IT IN ANY SUIT, ACTION OR PROCEEDING. NOTHING HEREIN SHALL IN ANY WAY BE DEEMED TO LIMIT THE ABILITY OF EITHER DEEPTECH OR A WARRANT HOLDER TO SERVE ANY SUCH WRITS, PROCESS OR SUMMONSES IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW OR TO OBTAIN JURISDICTION OVER THE OTHER PARTY IN SUCH OTHER JURISDICTIONS, AND IN SUCH MANNER, AS MAY BE PERMITTED BY APPLICABLE LAW. DEEPTECH AND EACH WARRANT HOLDER IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION, OR PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT SUCH SUIT, ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed an of the date first above written.


                                   DEEPTECH INTERNATIONAL INC.


                                   By:
                                      ------------------------------------------
                                   Printed Name:  Donald V. Weir
                                                --------------------------------
                                   Title:  Chief Financial Officer
                                         ---------------------------------------




                                   ---------------------------------------------
                                   Thomas P. Tatham

                         (FORM OF WARRANT CERTIFICATE)

                                                                    EXHIBIT A TO
                                                               Warrant Agreement

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED, UNLESS AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE SECURITIES LAWS OR ANY RULE OR REGULATION PROMULGATED THEREUNDER, IS AVAILABLE. SUCH SECURITIES ARE SUBJECT TO THE RESTRICTIONS AND PRIVILEGES SPECIFIED IN THE WARRANT AGREEMENT, DATED AS OF JANUARY 23, 1997, BETWEEN DEEPTECH INTERNATIONAL INC. AND THOMAS P. TATHAM, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF DEEPTECH AND WILL BE FURNISHED WITHOUT CHARGE TO THE HOLDER HEREOF UPON WRITTEN REQUEST, AND THE HOLDER OF THIS CERTIFICATE AGREES TO BE BOUND THEREBY.


No.


                              WARRANT CERTIFICATE
                          DEEPTECH INTERNATIONAL INC.


       This Warrant Certificate certifies that ____________________, or registered assigns thereof, is the restricted holder of 1,100,000 warrants (the "Warrants") to purchase shares of common stock of DeepTech International Inc. (the "Company"). Each Warrant entitles the holder, but only subject to the conditions set forth herein and in the Warrant Agreement referred to below, to purchase from DeepTech before 5:00 p.m., New York, New York time, on the Expiration Date, as such term is defined in the Warrant Agreement, one fully paid and nonassessable share of common stock of DeepTech ("Warrant Stock") at a price (the "Exercise Price") of $10.00 per share of Warrant Stock payable as set forth in the Warrant Agreement. The number of shares of Warrant Stock for which each Warrant is exercisable and the Exercise Price are each subject to adjustment prior to the Expiration Date upon the occurrence of certain events as set forth in the Warrant Agreement. The holder hereof acknowledges that 300,000 of the Warrants represented by this Certificate may be exercisable only upon the occurence of certain events as set forth in the Warrant Agreement.

       DeepTech may deem and treat the registered holders of the Warrants evidenced hereby as the absolute owner thereof (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof and of any distribution to the holders hereof, and for all other purposes.

       Warrant Certificates, when surrendered at the office of DeepTech by the registered holder hereof in person or by a legal representative duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

       Upon due presentment for registration of transfer of this Warrant Certificate at the office of DeepTech at 7400 Texas Commerce Tower, 600 Travis, Houston, Texas 77002 or such other address as DeepTech may specify in writing to the registered holder of the Warrants evidenced hereby, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee in exchange for this Warrant Certificate to the transferee(s) and, if less than all the Warrants evidenced hereby are to be transferred, the registered holder hereof, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

       This Warrant Certificate is one of the Warrant Certificates referred to in the Warrant Agreement, dated as of January 23, 1997, between DeepTech and Thomas P. Tatham (the "Warrant Agreement"). Said Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of DeepTech and the holders, and in the event of any conflict between the terms of this Warrant Certificate and the provisions of the Warrant Agreement, the provisions of the Warrant Agreement shall control.

       IN WITNESS WHEREOF, DeepTech has caused this Warrant Certificate to be duly executed and its corporate seal to be impressed hereon and attached by its Secretary.

Dated:               , 1997.
      ---------------
                                   DEEPTECH INTERNATIONAL INC.


                                   By:
                                      ---------------------------------
                                   Printed Name:
                                                -----------------------
                                   Title:
                                         ------------------------------
(CORPORATE SEAL)

ATTEST:


-------------------------
Secretary

                                                                   EXHIBIT A TO
                                                            WARRANT CERTIFICATE


                               SUBSCRIPTION FORM

                [To be executed only upon exercise of Warrants]

       The undersigned registered owner of this Warrant Certificate irrevocably exercises Warrants for the purchase of shares of Common Stock of DeepTech International Inc. and herewith makes payment therefor

       $      in cash or
        -----

       $      by reduction of an amount of outstanding principal and accrued
        ----- interest under the DeepTech Note or

       $      by transfer to DeepTech of an amount of outstanding principal and
        ----- accrued interest under the FPS Note,

all at the price and on the terms and conditions specified in the Warrant Certificate and the Warrant Agreement, and requests that certificates for the shares of Common Stock hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of _________________________ __________________ and delivered to ________________________________________
whose address is ________________________________________________ and, if such shares of Common Stock shall not include all of the shares of Common Stock issuable as provided in the Warrant Certificate, that a new Warrant Certificate of like tenor and date for the balance of the shares of Common Stock issuable thereunder be delivered to the undersigned.


-----------------------------------------
(Name of Registered Owner)



-----------------------------------------
(Signature of Registered Owner)


-----------------------------------------
(Street Address)


-----------------------------------------
(City)    (State)    (Zip Code)

                                                                   EXHIBIT B TO
                                                            WARRANT CERTIFICATE

                                ASSIGNMENT FORM


       FOR VALUE RECEIVED the undersigned registered owner of the attached Warrant Certificate hereby sells, assigns and transfers unto the assignee named below all of the rights of the undersigned under this Warrant Certificate, with respect to the number of shares of Common Stock set forth below:

Name and Address of Assignee:
                                   -----------------------------

                                   -----------------------------

                                   -----------------------------

                                   -----------------------------



No. of Shares of
Common Stock
             ------


and does hereby irrevocably constitute and appoint ____________________________ ___________ attorney-in-fact to register such transfer on the books of DeepTech International Inc. maintained for that purpose, with full power of substitution in the premises.


Dated:
        --------------------------

Name:
        --------------------------


Signature:
          ------------------------


Witness:
        --------------------------

          The assignee named above hereby agrees to purchase and take the attached Warrant Certificate pursuant to and in accordance with the terms and conditions of the Warrant Agreement, dated as of January 23, 1997, between DeepTech International Inc. and Thomas P. Tatham and agrees to be bound thereby.

Dated:
        --------------------------
Name:
        --------------------------
Signature:
          ------------------------

                                                                    EXHIBIT B TO

                                                               WARRANT AGREEMENT


                    SHARES SUBJECT TO OUTSTANDING WARRANTS,

                        OPTIONS, CONVERSION RIGHTS, ETC.


                          DeepTech International Inc.

1.     Convertible Senior Subordinated Note                        87,938 shares

       o Warrant Exercise price of $3.41/share

2.     Chemical Bank                                              250,000 shares

       o Exercise price of $4.00/share

3.     Grant Sims                                                 225,000 shares

       o Exercise price of $4.25/share

4.     Citibank, N.A.                                             437,500 shares

       o Exercise price of $4.00/share

5.     BBU                                                        437,500 shares

       o Exercise price of $4.00/share

6.     DLJ Warrants                                             1,182,872 shares

       o  Effective conversion rate of $4.25/share

7.     DLJ Conditional Warrants                                   178,575 shares

       o  Effective conversion rate of $4.25/share

8.     DTI Funding Warrants                                       137,079 shares

       o Effective conversion rate of $13.50/share

9.     DTI Funding Conditional Warrants                            33,460 shares

       o Effective conversion rate of $13.50/share

10.    DeepTech Employee Stock Option Plan                        465,000 shares

       o Effective conversion rate of $13.50/share

11.    DeepTech Director Stock Options                            300,000 shares
                                                                ---------
       o Effective conversion rate of $10.00/share

                     Total                                      3,734,924 shares
                                                                =========